EXHIBIT 99.2

January 21, 2015

The Valspar Corporation

901 — 3rd Avenue South

Minneapolis, Minnesota 55402

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Valspar Corporation, a Delaware corporation (the “Company”), in the preparation of a Registration Statement on Form S-3 (File No. 333-201521) (the “Registration Statement”) filed with the United States Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), relating to the proposed offer and sale from time to time of the securities referred to therein, and a Prospectus Supplement dated January 15, 2015 to the Prospectus dated January 15, 2015 (collectively, the “Prospectus”), relating to the offer and sale by the Company under the Registration Statement of $250,000,000 aggregate principal amount of the Company’s 3.300% Notes due 2025 and $250,000,000 aggregate principal amount of the Company’s 4.400% Notes due 2045 (collectively, the “Notes”).

The Notes are issued under the Indenture dated as of April 24, 2002 entered into by the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A., “BNY Mellon”), as trustee, as amended and supplemented by (i) a first supplemental indenture dated April 30, 2002, between the Company and BNY Mellon, (ii) a second supplemental indenture dated April 17, 2007, between the Company and BNY Mellon, (iii) a third supplemental indenture dated June 19, 2009, among the Company, BNY Mellon and U.S. Bank, N.A., as series trustee, (iv) a fourth supplemental indenture dated January 13, 2012, among the Company, BNY Mellon and U.S. Bank, N.A., as series trustee, and (v) as further amended and supplemented by a fifth supplemental indenture between the Company, BNY Mellon and U.S. Bank, N.A., as series trustee for the Notes (the “Trustee”). The Indenture, as amended and supplemented, is referred to herein as the “Indenture.” The Notes are sold pursuant to the Underwriting Agreement, dated January 15, 2015 between the Company and the Underwriters named therein (the “Underwriting Agreement”).

We have examined such documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that the Indenture is a valid and binding obligation of the Company.

The Valspar Corporation

January 21, 2015

The foregoing opinion assumes that the Indenture has been duly authorized, executed and delivered by all parties thereto other than the Company. Without limiting any other qualifications set forth herein, to the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that (A) the Indenture is governed by the laws of the State of New York, and the choice of New York law to govern the Indenture is a valid and legal provision, and (B) the provisions of the Indenture may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors’ rights and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and to the effect of generally applicable laws that (i) limit the availability of a remedy under certain circumstances where another remedy has been elected, (ii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or (iii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

We have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the satisfaction by each party to the referenced instrument or agreement (other than the Company) of those legal requirements that are applicable to it to the extent necessary to make the referenced instrument or agreement enforceable against it, (e) the compliance by each party to the referenced instrument or agreement (other than the Company) with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company, (f) the accuracy and completeness of each document submitted for review and the authenticity of each such document that is an original or, if such document is a copy, its conformance to an authentic original, (g) the absence of any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, and (h) the compliance of the conduct of the parties to the referenced instrument or agreement with any requirement of good faith, fair dealing and conscionability.

We are members of the Bar of the State of Minnesota, and the foregoing opinion is limited to the existing laws of the State of Minnesota, the existing federal laws of the United States of America and, with respect to the valid and binding nature of the Indenture, the existing laws of the State of New York. We express no opinion as to the laws of any other jurisdiction. The opinion herein expressed is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. By rendering this opinion, we do not undertake to advise the Company with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

The Valspar Corporation

January 21, 2015

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and thereby incorporated by reference into the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to matters stated therein, without implying or admitting that we are an “expert” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied. Mr. Rolf Engh, Executive Vice President and General Counsel of the Company, may rely on this opinion in rendering his opinion to be dated the date hereof and filed as Exhibit 99.1 to the Current Report on Form 8-K of the Company filed with the Commission concurrently herewith.

This opinion speaks only as of the date hereof and is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Maslon LLP

MASLON LLP